                                                                    Exhibit 99.1


                                MAPLE LEAF FINANCIAL, INC.

                             SPECIAL MEETING OF SHAREHOLDERS
                                       MAY 12, 1999

              The undersigned hereby appoints the Board of Directors of Maple Leaf Financial, Inc. (the "Company"), and the survivor of them, with full powers of substitution, to act as attorney and proxies for the undersigned to vote all shares of Class A and Class B common stock of the Company which the undersigned is entitled to vote at the Special Meeting of Shareholders (the "Meeting"), to be held on May 12, 1999, 10:00 a.m., at the Punderson Manor House, Punderson State Park, 11755 Kinsman Road, Newbury, Ohio 44065, and at any and all adjournments thereof, as follows:

                                                                                   FOR  AGAINST   ABSTAIN
                1.   The adoption of the Agreement of Affiliation and Plan of      [ ]    [ ]       [ ]
                     Merger dated as of November 24, 1998, by and between GLB
                     Bancorp, Inc. and Maple Leaf Financial, Inc., as amended as of December 29, 1998, and the acquisition of Maple Leaf
                     Financial, Inc. by GLB Bancorp, Inc.

          In their discretion, the proxies are authorized to vote on such other matters as may properly come before the Meeting or any adjournment thereof.

               THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE INDICATED PROPOSAL

                    (Continued, and to be signed, on the reverse side)
        P
        R
        O
        X
        Y

                              (Continued from reverse side)

              THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED "FOR" THE PROPOSAL STATED. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

              Should the undersigned be present and elect to vote at the Meeting or at any adjournment thereof, and after notification to the Secretary of the Company at the Meeting of the stockholder's decision to terminate this Proxy, then the power of such attorneys and proxies shall be deemed terminated and of no further force and effect.

              The undersigned acknowledges receipt from the Company, prior to the execution of this Proxy, of Notice of the Meeting and a Prospectus/Proxy Statement dated April 19, 1999.

                                                  Dated:                  , 1999
                                                        ------------------

                                                  ------------------------------
                                                  SIGNATURE OF SHAREHOLDER

                                                  ------------------------------
                                                  SIGNATURE OF SHAREHOLDER

                                                  Please sign exactly as your
                                                  name(s) appear(s) above on
                                                  this card. When signing as
                                                  attorney, executor,
                                                  administrator, trustee or
                                                  guardian, please give your
                                                  full title. If shares are held
                                                  jointly, each holder should
                                                  sign.

    PLEASE PROMPTLY COMPLETE, DATE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED
                             POSTAGE-PAID ENVELOPE


                                   Proxy Card